UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2005

J.L. HALSEY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Foulk Rd., Suite 205Q Wilmington, DE		19803
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (302) 691-6189

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

As previously reported on Form 8-K (the “Initial 8-K”) filed with the Securities Exchange Commission on May 16, 2005, J.L. Halsey Corporation (“we”, “us”, the “Company” or the “Registrant”), through its wholly-owned subsidiary Commodore Resources, Inc., a Delaware corporation (“Commodore”), completed the acquisition of all of the outstanding capital stock of Lyris Technologies, Inc. (“Lyris”) as contemplated by the Stock Purchase Agreement by and among Commodore, Lyris, John Buckman, Jan Hanford, The John Buckman and Jan Hanford Trust, and the Registrant, for certain limited purposes contained therein (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, Commodore purchased all of the outstanding capital stock of Lyris, an email marketing and email security software firm based in Berkeley, California, for $23.9 million in cash and $5.6 million in the form of a promissory note payable, subject to Lyris’ achieving specified revenue targets, on May 12, 2007 with interest equal to 10% per annum.  The Purchase Agreement was filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on May 12, 2005.

This Form 8-K/A is being filed to amend the Initial 8-K to provide pro forma financial Information pursuant to Item 9.01(b) of Form 8-K.  The information contained in this Form 8-K/A should be read in conjunction with the Initial 8-K.

Certain Risk Factors

The following section describes risks and uncertainties that we believe may adversely affect our business, financial condition or results of operations. There are additional risks and uncertainties that we do not currently know about, or that we currently view as immaterial, that may also impair our business operations. This Form 8-K/A, including the pro forma financial information that is included in this Form 8-K/A, is qualified in its entirety by these risks. You should carefully consider the risks described below before making an investment decision. If any of the following risks actually occurs, it could materially harm our business, financial condition, or results of operations. In that case, the trading price of our common stock could decline.

The online direct marketing and e-mail security industries are highly competitive, and if Lyris is unable to compete effectively, the demand for, or the prices of, Lyris’ services may decline.

The market for online direct marketing and e-mail security products is highly competitive and experiencing rapid technological change. Intense competition may result in price reductions, reduced sales, gross margins and operating margins, and loss of market share. The loss of a client due to service quality or technology problems could result in reputational harm to Lyris and, as a result, increase the effect of competition and negatively impact Lyris’ ability to attract new clients.

In addition, we expect competition to persist and intensify in the future, which could harm Lyris’ ability to increase sales and maintain our prices. In the future, Lyris’ online direct marketing business may experience competition from Internet service providers, advertising and direct marketing agencies and other large established businesses possessing large, existing customer bases, substantial financial resources and established distribution channels. These competitors can develop, market or resell a number of direct marketing solutions. These potential competitors may also choose to enter, or have already entered, the market for online direct marketing by acquiring one of our existing competitors or by forming strategic alliances with a competitor.

Lyris’ e-mail security business faces competition from businesses that develop their own anti-spam and other messaging security technology. These competitors vary from enterprise software vendors such as Oracle and SAP to online service providers who develop or bundle anti-spam, anti-virus and other messaging security technology with their other products such as Symantec and Network Associates. Lyris also faces competition from large enterprise network infrastructure and software vendors such as Cisco Systems and Microsoft as they diversity their product offerings.

Many of these competitors have broad distribution channels and can bundle competing products or services. This competition poses a significant risk for Lyris.

If Lyris fails to respond to changing customer preferences in the market, demand for Lyris’ technology and services may decline, causing our revenues to suffer.

If Lyris does not continue to develop new technology and services that keep pace with competitive developments, satisfy diverse and rapidly evolving customer requirements and achieve market acceptance, Lyris might be unable to attract new customers and retain existing customers. The development of proprietary technology and service enhancements and the migration of customers to this new technology entail significant technical and business risks and require substantial expenditures and lead-time. Lyris might not be successful in marketing and supporting recently released versions of its technology and services on a timely or cost-effective basis. In addition, even if new technology and services are developed and released, they might not achieve market acceptance. Also, if Lyris is not successful in a smooth migration of customers to new or enhanced technology and services, Lyris could lose customers.

Defects in Lyris’ products could diminish demand for its products and services and cause it to lose customers.

Because Lyris’ products and services are complex, they may have errors or defects that users identify after they begin using them, which could harm Lyris’ reputation and business.  In particular, Lyris’ anti-spam products may identify some legitimate emails as unwanted or unsolicited spam, or Lyris may not be able to filter out a sufficiently high percentage of unsolicited or unwanted messages sent to the email accounts of customers.  Complex software products like Lyris’ frequently contain undetected errors when first introduced or when new versions or enhancements are released.  In addition, Lyris may be unable to respond in a prompt manner, or at all, to new methods of attacking a messaging system, such as new spamming techniques or virus attacks.  Lyris has from time to time found defects in products and errors in existing products may be detected in the future.  Any such errors, defects or other performance problems could impact the perceived reliability of Lyris’ products and services and hurt Lyris’ reputation.  If that occurs, customers could elect not to renew or terminate their subscriptions and future sales could be lost.

If we do not attract and retain additional highly skilled personnel, we may be unable to execute our business strategy.

Our business depends in large part on the continued technological innovation of Lyris’ core products and services and its ability to provide comprehensive online direct marketing expertise. Competition for personnel with Internet-related technology and marketing skills is intense. If we fail to identify, attract, retain and motivate these highly skilled personnel, we may be unable to successfully introduce new services or otherwise implement our business strategy.

If the delivery of Lyris’ email messages is limited or blocked, then the amount Lyris may be able to charge clients for producing and sending their campaigns may be reduced and clients may discontinue their use of Lyris’ services.

Internet service providers are able to block messages from reaching their users. Recent releases of Internet service provider software and the implementation of stringent new policies by Internet service providers make it more difficult to deliver emails on behalf of customers. Lyris continually improves its own technology and works with Internet service providers to improve its ability to successfully deliver emails. However, if Internet service providers materially limit or halt the delivery of Lyris’ emails, or if Lyris fails to deliver emails in such a way as to be compatible with these companies’ email handling or authentication technologies, then the amount Lyris may be able to charge clients for producing and sending their online direct marketing campaigns may be reduced and clients may discontinue their use of Lyris’ services.

 Lyris’ facilities and systems are vulnerable to natural disasters and other unexpected events and any of these events could result in an interruption of Lyris’ ability to execute clients’ online direct marketing campaigns.

Lyris depends on the efficient and uninterrupted operations of its data center and hardware systems. The data center and hardware systems are located in California, an area susceptible to earthquakes. The data center and hardware systems are also vulnerable to damage from fire, floods, power loss, telecommunications failures, and similar events. If any of these events results in damage to the data center or systems, Lyris may be unable to execute clients’ hosted online direct marketing campaigns until the damage is repaired, and may accordingly lose clients and revenues. In addition, subject to applicable insurance coverage, we may incur substantial costs in repairing any damage.

If we are unable to protect our intellectual property or if third parties develop superior intellectual property, third parties could use our intellectual property without our consent and prevent us from using their technology.

Our ability to successfully compete is substantially dependent upon internally developed technology and intellectual property, which we protect through a combination of patent, copyright, trade secret and trademark law, as well as contractual obligations. We may not be able to protect our proprietary rights. Unauthorized parties may attempt to obtain and use our proprietary information. Policing unauthorized use of our proprietary information is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

Lyris is one of several companies rapidly building new technologies in its industry.  It is possible that a third party could be awarded a patent that applies to some portion of Lyris’ business.  If this occurs, we may be required to incur substantial legal fees, cease using the technology or pay significant licensing fees for such use.

We rely upon third parties for technology that is critical to our products, and if we are unable to continue to use this technology and future technology, our ability to sell or continue to support subscriptions to our products and services would be limited and our operating results could be harmed.

We rely on non-exclusive software license rights from third parties in technologies that are incorporated into and necessary for the operation and functionality of our products. Our licenses often require the payment of royalties or other consideration to third parties. Our success will depend in part on our continued ability to have access to these technologies, and we do not know whether these third-party technologies will continue to be licensed to us on commercially reasonable terms or at all. Our loss of license to, or the inability to support, maintain and enhance, software products we license from third parties could result in our customers having to upgrade their Lyris products. In addition, a loss of license from third parties could lead to increased costs and delays or reductions in our product development, sales and support until we are able to develop functionally equivalent software or identify and obtain licenses to alternative third party software with comparable functionality, which we may be unable to do. As a result, our margins, market share and operating results could be significantly harmed. If any of these events occur, our business and operating results could be harmed.

If we are unable to safeguard the confidential information in the data warehouse, Lyris’ reputation may be harmed and we may be exposed to liability.

Lyris currently stores confidential customer information in a secure data warehouse. We cannot be certain, however, that we will be able to prevent unauthorized individuals from gaining access to this data warehouse. If any compromise or breach of security were to occur, it could harm Lyris’ reputation and expose us to possible liability. Any unauthorized access to Lyris’ servers could result in the misappropriation of confidential customer information or cause interruptions in services. It is also possible that one of our employees could attempt to misuse confidential customer information, exposing us to liability. In addition, Lyris’ reputation may be harmed if we lose customer information maintained in the data warehouse due to systems interruptions or other reasons.

Activities of clients could damage Lyris’ reputation or give rise to legal claims against us.

Clients’ promotion of their products and services may not comply with federal, state and local laws. We cannot predict whether Lyris’ role in facilitating these marketing activities would expose us to liability under these laws. Any claims made against us could be costly and time-consuming to defend. If we are exposed to this kind of liability, we could be required to pay fines or penalties, redesign business methods, discontinue some services or otherwise expend resources to avoid liability.

Lyris’ services involve the transmission of information through the Internet. These services could be used to transmit harmful applications, negative messages, unauthorized reproduction of copyrighted material, inaccurate data or computer viruses to end-users in the course of delivery. Any transmission of this kind could damage Lyris’ reputation or could give rise to legal claims against us. We could spend a significant amount of time and money defending against these legal claims.

New regulation of, and uncertainties regarding the application of existing laws and regulations to, online direct marketing and the Internet could prohibit, limit or increase the cost of our business.

In December 2003, Congress enacted the CAN-SPAM Act of 2003, legislation that regulates the sending of commercial email.  This legislation pre-empts state laws regulating commercial email.  The effect of this legislation on marketers is difficult to predict.  We cannot assure you that this or future legislation regarding commercial email will not harm our business.

Our business could be negatively impacted by new laws or regulations applicable to online direct marketing or the Internet or the application of existing laws and regulations to online direct marketing or the Internet. There is a growing body of laws and regulations applicable to access to, or commerce on, the Internet. Moreover, the applicability to the Internet of existing laws is uncertain and may take years to resolve. Due to the increasing popularity and use of the Internet, it is likely that additional laws and regulations will be adopted covering issues such as privacy, pricing, content, copyrights, distribution, taxation, antitrust, characteristics and quality of services and consumer protection. The adoption of any additional laws or regulations may impair the growth of the Internet or online direct marketing, which could, in turn, decrease the demand for Lyris’ services and prohibit, limit or increase the cost of our doing business.

We may not realize expected benefits from our acquisition of Lyris.

We expect our acquisition of Lyris to result in additional net revenues for the Company.  Achieving the benefits of our acquisition of Lyris will depend in part on our integration of its operations and personnel, and our demonstration to customers that the acquisition will not result in adverse changes in client service standards.

With respect to the integration of personnel, despite our efforts to retain the key employees of Lyris, we may not be successful, as competition for qualified management and technical employees in Lyris’ industry is intense. We may also be perceived to have a different corporate culture and these key employees may not want to work for a larger, publicly-traded company.  In addition, competitors may recruit these key employees during the integration process.  As a result, these key employees could leave with little or no prior notice, which could impede the integration process and harm our business, financial condition and operating results.  In connection with the acquisition certain key employees have entered into employment agreements that will restrict their ability to compete with us if they leave. We cannot assure you of the enforceability of these non-competition agreements or that these employees will continue to work with us under their employment agreements.

Due to our limited operating history and the unpredictability of the developing online direct marketing and email security industry, we may not be able to accurately forecast our future operating results.

Factors that could cause our quarterly financial results to fluctuate include:

•      releases of new versions of our products and product upgrades, and the effect those new product releases will have on our ability to retain existing customers and to win new customers;

•      the introduction of new products and the pricing of these products by our competitors;

•      reduced demand for our online direct marketing and email security products and services;

•      customer concentration within our email security business and the risk that past major purchases of  Lyris’email security software may not be offset by upgrades purchased by those customers or large sales to new customers;

As a result, revenue growth may not be sustainable and may decrease in the future, and our earnings may be harmed. We believe that period-to-period comparisons of our historical operating results may not be meaningful, and you should not rely on them as an indication of future performance.

If we acquire additional companies or technologies in the future, they could prove difficult to integrate, disrupt our business, dilute stockholder value or adversely affect our operating results.

In addition to the acquisition that we have recently completed, we may acquire or make investments in other complementary companies, services and technologies in the future. If we fail to properly evaluate and execute acquisitions and investments, they may seriously harm our business and prospects. To successfully complete an acquisition, we must:

•                  properly evaluate the business, personnel and technology of the company to be acquired;

•                  accurately forecast the financial impact of the transaction, including accounting charges and transaction expenses;

•                  integrate and retain key personnel;

•                  combine potential different corporate cultures;

•                  effectively integrate products and research and development, sales, marketing and support operations; and

•                  maintain focus on our day-to-day operations.

Further, the financial consequences of our acquisitions and investments may include potentially dilutive issuances of equity securities, one-time write-offs, amortization expenses related to goodwill and other intangible assets and the incidence of contingent liabilities.

Lyris is a relatively young company.

Lyris is a relatively young company.  While it has invested in developing its software, Lyris has not previously expended as much in resources in developing its internal management and administration processes.

The stock transfer restrictions implemented in the merger of NAHC, Inc. and J. L. Halsey Corporation may delay or prevent takeover bids by third parties and may delay or frustrate any attempt by stockholders to replace or remove the current management.

The shares of common stock issued by the Company in the merger are subject to the transfer restrictions that, in general, prevent any individual stockholder or group of stockholders from acquiring in excess of 5% of the outstanding common stock of the Company. The types of acquisition transactions that the Company may undertake therefore will be limited unless the board of directors waives the transfer restrictions. The transfer restrictions also may make it more difficult for stockholders to replace current management because no single stockholder may cast votes for more than 5% of the Company’s outstanding shares of common stock, unless that stockholder held more than 5% of our common stock before the merger.

The Company may not be able to realize the benefits of our NOL carryforwards.

Our ability to use our potential tax benefits in future years will depend upon the amount of our otherwise taxable income. If Lyris generate insufficient taxable income in future years, the NOLs will not be needed or used and therefore will provide no benefit to the Company. If the Company experiences a change of ownership within the meaning of Section 382 of the Internal Revenue Code, the Company will not be able to realize the benefit of its net operating loss, capital loss and tax credit carryforwards.

There are uncertainties related to legacy assets and liabilities.

The Company continues to manage a relatively small number of legacy assets and liabilities remaining from the period prior to the sale of its operating businesses in 1999.  These remaining legacy assets consist of restricted cash, old receivables that are the subject of litigation or arbitration, and appeals of Medicare related claims.  The Company has established significant reserves against these assets because of the uncertainty regarding their collectability.

The Company is defending two remaining suits against us. Our management believes that we should prevail on each of these claims against us.  However, there is uncertainty and cost related to the claims.   The outcome of these matters is not possible to predict and the current reserves include only estimates of the costs of litigating, but do not reflect the possibility of a settlement, an adverse ruling or a judgment against the Company. For more information regarding these lawsuits, please see Note 5 to our condensed consolidated financial statements included in our Form 10-Q for the quarter ended March 31, 2005.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

Pro forma financial information reflecting the acquisition of Lyris by a wholly-owned subsidiary of the Registrant as required pursuant to Article 11 of Regulation S-X is set forth below.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1)       The following unaudited pro forma condensed combined financial information has been prepared to reflect the acquisition of Lyris Technologies, Inc. by Commodore Resources, Inc., a wholly-owned subsidiary of J.L. Halsey Corporation, as described above under the first paragraph of Item 8.01.

In this unaudited pro forma condensed combined financial information, J.L. Halsey Corporation is referred to as ‘‘we,’’ ‘‘Halsey” or the ‘‘Company.’’

The preparation of the unaudited pro-forma condensed combined financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America.  These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses.  Actual results could differ from those estimates.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or the financial position of Halsey would have been had the transactions occurred on the respective dates assumed nor is it necessarily indicative of Halsey’s future operating results or consolidated financial position. Nevertheless, the pro forma adjustments reflected in the accompanying unaudited pro forma financial information reflect estimates and assumptions made by Halsey’s management that it believes to be reasonable.

The following unaudited pro forma condensed combined balance sheets at June 30, 2004 and March 31, 2005 are presented as if these transactions had been completed as of the balance sheet date. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2004 and the nine months ended March 31, 2005 are presented as if the transactions had been completed on July 1, 2003, the beginning of Halsey’s fiscal year 2004.

Halsey’s acquisition of Lyris will be accounted for using the purchase method of accounting, as further described in Note 1 to the Unaudited Pro Forma Condensed Combined Financial Information. Accordingly, the acquired tangible and intangible assets and liabilities assumed will be recorded at their estimated fair values as of the date of the acquisition and results of operations will be combined from the acquisition date forward.  Management has analyzed all tangible assets and has concluded that the book value of such assets approximates fair value. Additionally, management has completed a preliminary assessment of the fair values of the acquired intangible asset and has recorded an adjustment in the pro forma financial statements to record the intangible assets at fair value.

Our fiscal year ends on June 30 of each year and Lyris’ fiscal year ends on December 31 of each year. Halsey’s information was derived from its audited financial statements as of and for the year ended June 30, 2004 and from its unaudited financial statements for the nine months ended March 31, 2005.  The June 30, 2004 audited financial statements are included in Halsey’s Annual Report on Form 10-K, filed with the SEC on September 28, 2004. The financial statements for the nine month period ended March 31, 2005 are included in Halsey’s Quarterly Report on Form 10-Q, filed with the SEC on May 16, 2005.  We have prepared financial statements for Lyris for the twelve months ended June 30, 2004 and the nine months ended March 31, 2005 to be consistent with Halsey’s year end of June 30. An audited balance sheet of Lyris as of December 31, 2004, 2003 and 2002 and the related statements of operations, changes in stockholders’ equity and cash flow of Lyris for the years ended December 31, 2004, 2003 and 2002 were included in the Initial 8-K.  The unaudited pro forma condensed combined financial information should be read together with Halsey’s and Lyris’ historical financial statements.

J.L. HALSEY CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2004

	Historical		Pro forma
	Halsey	Lyris	adjustments		Pro forma
			(Note 2)

ASSETS
Current assets
Cash and cash equivalents	$28,880,201	$632,979	$(24,960,485	)[A][J]	$4,552,695
Accounts receivable (net of allowance for doubtful accounts of $0)	—	1,500,419	—		1,500,419
Deferred income taxes	93,562	—	—		93,562
Prepaid expenses	57,233	74,511	—		131,744
Prepaid expenses related to discontinued operations	216,625	—	—		216,625

Total current assets	29,247,621	2,207,909	(24,960,485)		6,495,045

Restricted cash related to discontinued operations	2,385,844	—	—		2,385,844
Fixed assets, net	10,014	520,702	—		530,716
Intangible assets, net	—	616,000	12,710,714	[B]	13,326,714
Goodwill	—	—	14,396,404	[C]	14,396,404

Total assets	$31,643,479	$3,344,611	$2,146,633		$37,134,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$264,174	352,789	—		616,963
Accrued expenses remaining from discontinued operations	4,205,732	—	—		4,205,732
Deferred revenue	—	1,223,093	—		1,223,093
Income tax payable	—	—	566,009	[D]	566,009

Total current liabilities	4,469,906	1,575,882	566,009		6,611,797

Deferred income taxes	93,562	—	—		93,562
Note payable	—	—	5,600,000	[E]	5,600,000
Accrued interest payable	—	—	560,000	[F]	560,000

Total liabilities	4,563,468	1,575,882	6,726,009		12,865,359

Stockholders’ equity:	27,080,011	1,768,729	(4,579,376)[G]		24,269,364

Total liabilities and stockholders’ equity	$31,643,479	$3,344,611	2,146,633		$37,134,723

See notes to the unaudited pro forma condensed combined financial information.

J.L. HALSEY CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2005

	Historical		Pro forma
	Halsey	Lyris	adjustments		Pro forma
			(Note 2)

ASSETS
Current assets
Cash and cash equivalents	$26,990,862	$1,583,063	$(25,170,774	)[A][J]	$3,403,151
Accounts receivable (net of allowance for doubtful accounts of $8,590)	—	1,503,199	—		1,503,199
Deferred income taxes	93,562	—	—		93,562
Prepaid expenses	60,517	67,757	—		128,274
Prepaid expenses related to discontinued operations	284,137	—	—		284,137
Deferred acquisition costs	151,747		(151,747)		—

Total current assets	27,580,825	3,154,019	(25,322,521)		5,412,323

Restricted cash related to discontinued operations	2,224,519	—	—		2,224,519
Fixed assets, net	7,987	499,596	—		507,583
Intangible assets, net	—	1,169,080	11,425,000	[B]	12,594,080
Goodwill	—	—	13,350,022	[C]	13,350,022

Total assets	$29,813,331	$4,822,695	$(547,499)		$34,088,527

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$285,346	447,649	—		732,995
Accrued expenses remaining from discontinued operations	3,266,953	—	—		3,266,953
Deferred revenue	—	1,559,935	—		1,559,935
Income tax payable	—	—	991,245	[D]	991,245

Total current liabilities	3,552,299	2,007,584	991,245		6,551,128

Deferred income taxes	93,562	—	—		93,562
Note payable	—	—	5,600,000	[E]	5,600,000
Accrued interest payable	—	—	980,383	[F]	980,383

Total liabilities	3,645,861	2,007,584	7,571,628		13,225,073

Stockholders’ equity:	26,167,470	2,815,111	(8,119,127)[G]		20,863,454

Total liabilities and stockholders’ equity	$29,813,331	$4,822,695	$(547,499)		$34,088,527

See notes to the unaudited pro forma condensed combined financial information.

J.L. HALSEY CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2004

	Historical		Pro forma
	Halsey	Lyris	Adjustments		Pro forma
			(Note 2)

Revenues	—	10,815,171	—		10,815,171
Cost of revenue	—	2,068,695	1,000,000	[H]	3,068,695

Gross profit	—	8,746,476	(1,000,000)		7,746,476

Operating expenses:
General and administrative	2,413,605	1,809,660	—		4,223,265
Sales & marketing	—	1,875,955	—		1,875,955
Depreciation	10,702	168,718			179,420
Amortization of intangibles	—	112,666	714,286	[H]	826,952

Total operating expenses	2,424,307	3,966,999	714,286		7,105,592

Income (loss) from operations	(2,424,307)	4,779,477	(1,714,286)		640,884

Other income (expense)
Interest income	238,059	3,834	(202,352)[I]		39,541
Interest expense	—	—	(560,000)[F]		(560,000)

Total other income (expense)	238,059	3,834	(762,352)		(520,459)

Income (loss) from continuing operations	(2,186,248)	4,783,311	(2,476,638)		120,425

Gain (loss) on disposal of discontinued operations	4,940,828	—	—		4,940,828

Net income (loss) before taxes	2,754,580	4,783,311	(2,476,638)		5,061,253

Income tax (expense) benefit	—	—	(566,009)[D]		(566,009)

Net income (loss)	2,754,580	4,783,311	(3,042,647)		4,495,244

Income (loss) from continuing operations per common share:
Basic	$(0.03)				$0.00

Diluted	$(0.03)				$0.00

Net income (loss) per common share:
Basic	$0.03				$0.05

Diluted	$0.03				$0.05

Weighted average common shares outstanding:
Basic	82,193,063		773,333	[J]	82,966,396

Diluted	82,193,063		1,493,921	[J][K]	83,686,984

See notes to the unaudited pro forma condensed combined financial information.

J.L. HALSEY CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED MARCH 31, 2005

	Historical		Pro forma
	Halsey	Lyris	Adjustments		Pro forma
			(Note 2)

Revenues	—	9,168,374	—		9,168,374
Cost of revenue	—	1,944,561	750,000	[H]	2,694,561

Gross Profit	—	7,223,813	(750,000)		6,473,813

Operating expenses:
General and administrative	1,257,181	1,825,168	—		3,082,349
Sales & marketing	—	1,012,003	—		1,012,003
Depreciation	8,646	137,810			146,456
Amortization of intangibles	—	82,714	535,714	[H]	618,428

Total operating expenses	1,265,827	3,057,695	535,714		4,859,236

Income (loss) from operations	(1,265,827)	4,166,118	(1,285,714)		1,614,577

Other income (expense)
Interest income	391,257	7,841	(362,036)[I]		37,062
Interest expense	—	—	(420,384)[F]		(420,384)

Total other income (expense)	391,257	7,841	(782,420)		(383,322)

Income (loss) from continuing operations	(874,570)	4,173,959	(2,068,134)		1,231,255

Gain (loss) on disposal of discontinued operations	(37,971)	—	—		(37,971)

Net income (loss) before taxes	(912,541)	4,173,959	(2,068,134)		1,193,284

Income tax (expense) benefit	—	—	(425,236)[D]		(425,236)

Net income (loss)	(912,541)	4,173,959	(2,493,370)		768,048

Income (loss) from continuing operations per common share:
Basic	$(0.01)				$0.01

Diluted	$(0.01)				$0.01

Net income (loss) per common share:
Basic	$(0.01)				$0.01

Diluted	$(0.01)				$0.01

Weighted average common shares outstanding:
Basic	82,193,063		773,333	[J]	82,966,396

Diluted	82,193,063		970,914	[J][K]	83,163,977

See notes to the unaudited pro forma condensed combined financial information.

J.L. HALSEY CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Purchase Price Allocation

The following table outlines the preliminary purchase allocation for the acquisition of Lyris by  Halsey:

Purchase price:
Cash Consideration	$30,590,133

Less: estimated fair value of intangible assets acquired:
Trade names	$4,425,000
Customer relationships	$5,000,000
Technology	$5,000,000

Total estimated value of intangible assets	$14,425,000

Estimated goodwill resulting from acquisition	$16,165,133

The final allocation of the purchase price will be determined upon completion of a final analysis to determine the fair values of Lyris’ tangible and intangible assets and liabilities.  Accordingly, the final purchase accounting adjustments may differ from the pro forma adjustments presented in this document.  Increases or decreases in the fair value of Lyris’ net assets, commitments, contracts or other items may change the amount of the purchase price allocated to goodwill.

Note 2 – Pro Forma Adjustments

The pro forma adjustments reflected in the unaudited pro forma condensed combined financial information are as follows:

[A]	Adjustment represents the estimated final cash consideration that will have been paid by Halsey for Lyris including acquisition expenses of $1,090,133.

[B]

Amount represents the adjustment required to record the acquired intangible assets at fair value less estimated amortization expense of $1,714,286 for the year ended June 30, 2004 and $1,285,714 for the nine months ended March 31, 2005. The Company has recorded $1,000,000 and $750,000, respectively of the amortization expense as a component of cost of revenue in the statement of operations. Management has completed a preliminary assessment of the fair values of the acquired intangible asset and has recorded an adjustment in the pro forma financial statements to record the intangible assets at fair value based on this preliminary assessment.

[C]	Adjustment represents the amount necessary to record the goodwill based on the preliminary purchase price allocation.

[D]

Adjustment represents the federal and state tax provision for each period indicated above which included the tax impact of the pro forma adjustments for amortization expense of the intangible assets. Since the combined companies will benefit from Halsey’s federal tax net operating loss of approximately $182 million, the federal tax provision was calculated at a tax rate of 2%. This rate represents the estimated federal tax rate to be charged to the company under the current Federal alternative minimum tax rules. A California state tax provision was calculated at a rate of 9% for the Lyris net income only.

[E]	Adjustment represents the amount of the executed promissory note as a result of the Lyris acquisition.

[F]	Adjustment represents the amount of accrued interest expense on the executed promissory note as a result of the Lyris acquisition.

[G]	Adjustment represents the elimination of Lyris’ stockholders’ equity as a result of the acquisition and the net effect of adjustments recorded in the statement of operations.

[H]	Amount represents the incremental amortization expense arising on the intangible assets as a result of the fair value adjustments.

[I]

The interest income on the Halsey income statement represents interest earned on its cash and cash equivalents. As the acquisition was financed with the cash and cash equivalents, this adjustment reflects the reduction of interest income earned assuming the cash was paid out at the beginning of the period.

[J]	Adjustment represents the effect of the sale of 773,333 shares of J.L. Halsey Corporation common stock to employees at fair market value totaling $232,000.

[K]	Adjustment reflects the effect of Common Stock options because these shares had exercise prices less than the market value of the Company’s stock at the balance sheet date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.L. HALSEY CORPORATION

Date: July 26, 2005	By:	/s/ David R. Burt
David R. Burt
Chief Executive Officer